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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT
                   Pursuant to Section 13 or 15 (D) of the
                       Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): June 17, 1997
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                            ESCALADE, INCORPORATED
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            (Exact name of Registrant as specified in its charter)

             Indiana                 0-6966                13-2739290
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   (State or Other Jurisdiction    (Commission            (IRS Employer
        Of Incorporation)          File Number)              I.D. No.)

       Registrant's telephone number, including area code: (812) 467-1200
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                                Not Applicable
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        (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

        On June 17, 1997 Escalade, Incorporated ("Escalade") announced that Escalade's wholly-owned subsidiary, Martin Yale Industries, Inc. ("Martin Yale"), acquired 100% of the stock of Master Products Manufacturing, Inc. ("Master") for cash.

        Martin Yale manufactures office and graphic arts machines and equipment and is located in Wabash, Indiana. Master, a California corporation, manufactures paper punches and catalog rack systems. The Master product line will complement Martin Yale's product line allowing for additional leverage in the industry.

        The cost of the purchase was $9,118,000 and was financed by a term loan facility with Bank One Indiana, N.A. Master's net sales for 1996 were $10,219,813 with net income before tax of $1,351,023.

Master's manufacturing operations will remain in Los Angeles and Mexico with its sales and administrative functions being consolidated into Martin Yale's Wabash facility.


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                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

                                ESCALADE, INCORPORATED

                                By: /s/ John R. Wilson
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                                   John R. Wilson, Secretary-Treasurer


Date: July 1, 1997
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